Exhibit 99.1

Blackbaud, Inc. Announces First Quarter 2014 Results
Achieves 10.4 % Revenue and 43% Net Income Growth; Non-GAAP Organic Revenue Growth of 6.9%

Charleston, S.C. (April 30, 2014) - Blackbaud, Inc. (NASDAQ:BLKB), a leading global provider of software and services for nonprofits, today announced financial results for its first quarter ended, March 31, 2014.

First Quarter 2014 Highlights

•	Non-GAAP organic revenue growth of 6.9% (gross presentation of payments solutions for both comparable periods)

•	Total revenue growth of 10.4% to $127.6 million

•	Recurring revenue represented 73.6% of total revenue

•	Net income increased by 43% to $3.8 million

•	Diluted earnings per share increased by 33%

•	Cash flow from operations of $13.3 million

Mike Gianoni, President and CEO, commented, “The company performed well in the first quarter, delivering on our strategy to accelerate revenue growth by achieving non-GAAP organic revenue growth of nearly 7%. This growth was driven by higher than expected growth in several business areas, including analytics, international and payments as well as growth from other recurring revenue sources. We are continuing to focus on our four primary priorities for 2014: accelerating organic growth, optimizing our product portfolio, increasing recurring revenue and increasing our operating efficiencies in order to drive sustainable, high-quality growth in revenue, operating profit and cash flow over the long-term.”

“Our first quarter results reflect solid execution on our priorities and positions us to achieve our 2014 financial and operational goals to drive increasing shareholder value,” concluded Mr. Gianoni.

First Quarter 2014 GAAP Financial Results

Blackbaud reported total revenue of $127.6 million for the first quarter of 2014, an increase of 10.4% compared to $115.6 million for the first quarter of 2013. Income from operations and net income were $9.3 million and $3.8 million, respectively, compared to $4.6 million and $2.7 million, respectively, for the first quarter of 2013. Diluted earnings per share were $0.08 for the first quarter of 2014, compared to $0.06 in the same period last year.

First Quarter 2014 Non-GAAP Financial Results

Blackbaud announced non-GAAP organic revenue growth of 6.9%, which includes $3.7 million of incremental revenue in the first quarter of 2013 as if the company had applied gross revenue accounting for our payments solutions on a basis consistent with the current period. Non-GAAP income from operations, which excludes a write-down of acquisition-related deferred revenue, stock-based compensation expense, amortization of intangibles arising from business combinations, CEO transition costs, acquisition-related integration costs and restructuring costs, was $19.9 million for the first quarter of 2014, down from $20.9 million in the same period last year. Non-GAAP net income which also excludes a loss from debt extinguishment and termination of derivative instruments, was $11.1 million for the first quarter of 2014, down from $11.8 million in the same period last year. Non-GAAP diluted earnings per share were $0.24 for the first quarter of 2014, down from $0.26 in the same period last year. The reduction in non-GAAP income from operations primarily reflected the 2014 incremental operating investments, including $3.3 million in the first quarter, which are targeted to drive success of the company's four primary priorities referenced above.

Tony Boor, Senior Vice President and CFO, commented, “Blackbaud generated $13.3 million of cash flow from operations in the first quarter of 2014, which reflects increasing leverage and efficiency in our business. We have been investing in areas targeted to accelerate growth, increase total recurring revenue, and continue to increase our operational efficiencies. The incremental investments we are making in 2014 impacted our operating margin by 259 basis points in the first quarter. Our income statement reflects a lower gross margin due primarily to the change from net-to-gross presentation for our payments solutions; however, the company gained meaningful traction on its initiatives to increase profitability and recurring revenue. It is important to note that our gross margin will continue to be impacted by this change in presentation throughout most of 2014.”

Balance Sheet and Cash Flow

The company ended the first quarter with $32.6 million in cash, compared to $11.9 million on December 31, 2013. The company generated $13.3 million in cash flow from operations during the first quarter, received $19.6 million in net proceeds from debt refinancing, returned $5.5 million to stockholders by way of dividend and had cash outlays of $7.3 million for capital expenditures and capitalized software. The company entered into a $325.0 million credit facility during the first quarter and drew $175.0 million on a term loan upon closing, which was used to repay all amounts outstanding under the previous credit facility. Additional details related to this credit facility can be found in the company's filings with the SEC at www.sec.gov and on the company’s website at www.blackbaud.com/investorrelations. The company ended the first quarter with $173.1 million in outstanding debt, compared to $152.9 million at December 31, 2013.

Dividend

Blackbaud announced today that its Board of Directors has approved a second quarter 2014 dividend of $0.12 per share payable on June 13, 2014 to stockholders of record on May 28, 2014.

Conference Call Details

Blackbaud will host a conference call tomorrow, May 1, 2014, at 8:00 a.m. (Eastern Time) to discuss the company's financial results, operations and related matters. To access this call, dial 1-877-705-6003 (domestic) or 1-201-493-6725 (international). A replay of this conference call will be available through May 8, 2014, at 1-877-870-5176 (domestic) or 1-858-384-5517 (international). The replay passcode is 13580862. A live webcast of this conference call will be available on the "Investor Relations" page of the company's website at www.blackbaud.com/investorrelations and a replay will be archived on the website as well.

Investors and others should note that we announce material financial information to our investors using our website, www.blackbaud.com, SEC filings, press releases, public conference calls and webcasts. We use these channels as well as social media to communicate with our customers and public about our company, our services and other issues. It is possible that the information we post on social media could be deemed material information. Therefore, we encourage investors, the media, and others interested in our company to review the information we post on the social media channels listed on the “Investor Relations” page of the company’s website at www.blackbaud.com/investorrelations.
About Blackbaud
Serving the nonprofit and education sectors for 30 years, Blackbaud (NASDAQ:BLKB) combines technology and expertise to help organizations achieve their missions. Blackbaud works with more than 30,000 customers in over 60 countries that support higher education, healthcare, human services, arts and culture, faith, the environment, independent K-12 education, animal welfare and other charitable causes. The company offers a full spectrum of cloud-based and on-premise software solutions and related services for organizations of all sizes including: fundraising, eMarketing, advocacy, constituent relationship management (CRM), financial management, payment solutions, analytics and vertical-specific solutions. Using Blackbaud technology, these organizations raise more than $100 billion each year. Recognized as a top company by Forbes, InformationWeek, and Software Magazine and honored by Best Places to Work, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, the Netherlands, Ireland and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: the primary priorities for 2014 including accelerating organic growth, optimizing the product portfolio, increasing recurring revenue and increasing operating efficiencies; the sustainability and quality of growth in revenue, operating profit and cash flow and the ability to realize such growth over the long-term; achieving 2014 financial and operational goals and increasing shareholder value; operational efficiencies; investments in 2014; impacts by the change in revenue presentation; and a shifting revenue mix that may impact gross margin. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: the ability to attract and retain key personnel; management of integration of acquired companies and other risks associated with acquisitions; general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; risks associated with successful implementation of multiple integrated software products; risks related to our dividend policy and stock repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by our credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP organic revenue growth, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period to period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Non-GAAP financial measures discussed above exclude items such as a write-down of acquisition-related deferred revenue, stock-based compensation expense, amortization of intangibles arising from business combinations, CEO transition costs, acquisition-related integration costs, restructuring costs and loss on debt extinguishment and termination of derivative instruments, because they are not directly related to our performance in any particular period, but are for our long-term benefit over multiple periods. We believe that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. An explanation of these measures is included above under the heading “Non-GAAP Financial Measures.” A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investors are also encouraged to refer to previously released financial information on the “Investor Relations” page of our website at www.blackbaud.com/investorrelations for analysis of Blackbaud’s historical financial statements for the four quarters and year ended December 31, 2013 that is intended to assist with the evaluation of the company and its performance in light of the change in presentation of our payments solutions from a net to gross basis. That financial information includes non-GAAP operating results as if the previously disclosed change in presentation effective October 1, 2013 had instead occurred on January 1, 2013, which provides the 2013 period base revenue used in calculating non-GAAP organic revenue growth. That financial information also includes operating results as if the previously disclosed change in presentation effective October 1, 2013 had not occurred.

Investor Contact:
Robert Weiner
Blackbaud, Inc.
843-654-3138
rob.weiner@blackbaud.com

Media Contact:
Nicole McGougan
Blackbaud, Inc.
843-654-2831
nicole.mcgougan@blackbaud.com

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(in thousands, except share amounts)	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$32,550	$11,889
Donor restricted cash	43,534	107,362
Accounts receivable, net of allowance of $5,394 and $5,613 at March 31, 2014 and December 31, 2013, respectively	63,368	66,969
Prepaid expenses and other current assets	29,940	30,115
Deferred tax asset, current portion	12,103	13,434
Total current assets	181,495	229,769
Property and equipment, net	47,925	49,550
Goodwill	264,819	264,599
Intangible assets, net	137,572	143,441
Other assets	19,938	19,251
Total assets	$651,749	$706,610
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$9,469	$10,244
Accrued expenses and other current liabilities	36,775	40,443
Donations payable	43,534	107,362
Debt, current portion	4,375	17,158
Deferred revenue, current portion	173,155	181,475
Total current liabilities	267,308	356,682
Debt, net of current portion	168,770	135,750
Deferred tax liability	36,532	36,880
Deferred revenue, net of current portion	8,405	9,099
Other liabilities	6,298	6,655
Total liabilities	487,313	545,066
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 55,747,874 and 55,699,817 shares issued at March 31, 2014 and December 31, 2013, respectively	56	56
Additional paid-in capital	225,075	220,763
Treasury stock, at cost; 9,591,130 and 9,573,102 shares at March 31, 2014 and December 31, 2013, respectively	(183,882)	(183,288)
Accumulated other comprehensive loss	(518)	(1,385)
Retained earnings	123,705	125,398
Total stockholders’ equity	164,436	161,544
Total liabilities and stockholders’ equity	$651,749	$706,610

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(in thousands, except share and per share amounts)	Three months ended March 31,
	2014	2013
Revenue
License fees	$3,907	$2,980
Subscriptions	58,268	47,756
Services	28,130	28,838
Maintenance	35,652	34,148
Other revenue	1,665	1,901
Total revenue	127,622	115,623
Cost of revenue
Cost of license fees	530	725
Cost of subscriptions	30,124	20,383
Cost of services	26,263	25,399
Cost of maintenance	5,414	5,874
Cost of other revenue	999	1,197
Total cost of revenue	63,330	53,578
Gross profit	64,292	62,045
Operating expenses
Sales and marketing	25,116	24,392
Research and development	16,494	16,429
General and administrative	12,818	12,742
Restructuring	—	3,210
Amortization	587	678
Total operating expenses	55,015	57,451
Income from operations	9,277	4,594
Interest income	16	17
Interest expense	(1,459)	(1,694)
Loss on debt extinguishment and termination of derivative instruments	(996)	—
Other (expense) income, net	(236)	103
Income before provision for income taxes	6,602	3,020
Income tax provision	2,788	354
Net income	$3,814	$2,666
Earnings per share
Basic	$0.08	$0.06
Diluted	$0.08	$0.06
Common shares and equivalents outstanding
Basic weighted average shares	45,127,645	44,473,519
Diluted weighted average shares	45,552,451	45,009,213
Dividends per share	$0.12	$0.12
Other comprehensive income
Foreign currency translation adjustment	555	285
Unrealized gain on derivative instruments, net of tax	312	119
Total other comprehensive income	867	404
Comprehensive income	$4,681	$3,070

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Three months ended March 31,
(in thousands)	2014	2013
Cash flows from operating activities
Net income	$3,814	$2,666
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,674	10,610
Provision for doubtful accounts and sales returns	1,074	670
Stock-based compensation expense	3,714	5,178
Excess tax benefits from stock-based compensation	(603)	—
Deferred taxes	616	(188)
Amortization of deferred financing costs and discount	162	153
Loss on debt extinguishment and termination of derivative instruments	996	—
Other non-cash adjustments	168	(2)
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	2,676	5,404
Prepaid expenses and other assets	309	6,416
Trade accounts payable	2,789	(754)
Accrued expenses and other liabilities	(4,158)	(10,074)
Donor restricted cash	63,680	42,588
Donations payable	(63,680)	(42,588)
Deferred revenue	(8,967)	(7,139)
Net cash provided by operating activities	13,264	12,940
Cash flows from investing activities
Purchase of property and equipment	(6,119)	(6,292)
Purchase of net assets of acquired companies, net of cash acquired	(136)	(876)
Capitalized software development costs	(1,152)	(764)
Net cash used in investing activities	(7,407)	(7,932)
Cash flows from financing activities
Proceeds from issuance of debt	196,000	16,700
Payments on debt	(173,908)	(21,200)
Debt issuance costs	(2,484)	—
Proceeds from exercise of stock options	25	67
Excess tax benefits from stock-based compensation	603	—
Dividend payments to stockholders	(5,537)	(5,479)
Net cash provided by (used in) financing activities	14,699	(9,912)
Effect of exchange rate on cash and cash equivalents	105	(138)
Net increase (decrease) in cash and cash equivalents	20,661	(5,042)
Cash and cash equivalents, beginning of period	11,889	13,491
Cash and cash equivalents, end of period	$32,550	$8,449

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)

(in thousands, except per share amounts)	Three months ended March 31,
	2014	2013
GAAP revenue	$127,622	$115,623
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	589
Total Non-GAAP adjustments	—	589
Non-GAAP revenue	127,622	116,212

GAAP gross profit	$64,292	$62,045
GAAP gross margin	50%	54%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	589
Add: Stock-based compensation expense	876	1,132
Add: Amortization of intangibles from business combinations	5,437	5,520
Add: Acquisition-related integration costs	—	340
Total Non-GAAP adjustments	6,313	7,581
Non-GAAP gross profit	$70,605	$69,626
Non-GAAP gross margin	55%	60%

GAAP income from operations	$9,277	$4,594
GAAP operating margin	7%	4%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	—	589
Add: Stock-based compensation expense	3,714	5,178
Add: Amortization of intangibles from business combinations	6,024	6,198
Add: CEO transition costs	870	327
Add: Acquisition-related integration costs	—	833
Add: Restructuring costs	—	3,210
Total Non-GAAP adjustments	10,608	16,335
Non-GAAP income from operations	$19,885	$20,929
Non-GAAP operating margin	16%	18%

GAAP net income	$3,814	$2,666

Shares used in computing GAAP diluted earnings per share	45,552	45,009
GAAP diluted earnings per share	$0.08	$0.06

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting income from operations	10,608	16,335
Add: Loss on debt extinguishment and termination of derivative instruments	996	—
Less: Tax impact related to Non-GAAP adjustments	(4,312)	(7,194)
Non-GAAP net income	$11,106	$11,807

Shares used in computing Non-GAAP diluted earnings per share	45,552	45,009
Non-GAAP diluted earnings per share	$0.24	$0.26

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of subscriptions	$189	$226
Cost of services	542	844
Cost of maintenance	145	62
Subtotal	876	1,132
Operating expenses
Sales and marketing	471	698
Research and development	662	1,152
General and administrative	1,705	2,196
Subtotal	2,838	4,046
Total stock-based compensation expense	$3,714	$5,178

Amortization of intangibles from business combinations
Cost of revenue
Cost of license fees	$87	$121
Cost of subscriptions	4,560	4,633
Cost of services	656	633
Cost of maintenance	115	114
Cost of other revenue	19	19
Subtotal	5,437	5,520
Operating expenses	587	678
Total amortization of intangibles from business combinations	$6,024	$6,198